EXHIBIT 12.1

              CENTRAL POWER AND LIGHT COMPANY
             RATIO OF EARNINGS TO FIXED CHARGES
         FOR THE TWELVE MONTHS ENDED JUNE 30, 1995
                  (Thousands Except Ratio)
                        (Unaudited)


Operating Income                                       $271,311

Adjustments:
  Federal income taxes                                   61,304
  Provision for deferred Federal income taxes           (45,815)
  Deferred investment tax credits                        (5,789)
  Other income and deductions                            10,457
  Allowance for borrowed and equity funds
    used during construction                              4,919
  Mirror CWIP amortization                               54,500

        Earnings                                       $350,887


Fixed Charges:
  Interest on long-term debt                           $113,870
  Interest on short-term debt and other                  17,327

        Fixed Charges                                  $131,197


Ratio of Earnings to Fixed Charges                         2.67